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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 23, 2000


                              AT HOME CORPORATION
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          (Exact name of the Registrant as specified in its charter)


                                   Delaware
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                (State or other jurisdiction of incorporation)



        000-22697                                             77-0408542
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       (Commission                                          (IRS Employer
       File Number)                                      Identification No.)


                  450 Broadway Street, Redwood City, CA          94063
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                (Address of principal executive offices)       (Zip code)


                                (650) 556-5000
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                      (The Registrant's telephone number)


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         (Former name or former address, if changed since last report)
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ITEM 5:  OTHER EVENTS.

Lawsuit
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     On May 26, 2000, a purported class action suit was initiated in the San
Mateo County Superior Court by an alleged Excite@Home stockholder against Excite@Home, AT&T Corp., Comcast Corporation and Cox Communications, Inc., as well as each member of our board of directors. The complaint alleges that the defendants breached fiduciary duties to Excite@Home stockholders by approving or entering into, as applicable, the letter agreement among Excite@Home, AT&T, Comcast and Cox on March 28, 2000, and by agreeing to consummate the transactions contemplated by this agreement. In summary, the letter agreement provides for the extension of Excite@Home's distribution relationships with these cable partners, for the issuance of warrants to these cable partners, the issuance of additional shares of Series B common stock to AT&T in exchange for Series A common stock currently held by AT&T, the issuance of "put" rights by AT&T to Comcast and Cox to enable them to sell their shares of our Series A common stock to AT&T at a minimum of $48 per share between January 2001 and June 2002, and changes to our corporate governance structure. In the complaint, the plaintiffs seek a court order nullifying the letter agreement, money damages, and a court order establishing a stockholders' committee comprised of unidentified class members to provide input regarding the transactions contemplated by the letter agreement. We believe this action is without merit, and intend to defend against this action vigorously. If the plaintiffs prevail, we may not be able to proceed with the transactions proposed by the letter agreement, which could seriously harm our business.

Cablevision Relationship
------------------------

     We have received notice from Cablevision Systems Corporation that Cablevision asserts that the letter agreement dated March 28, 2000 among Excite@Home, AT&T, Comcast and Cox violates the terms of our agreements with Cablevision, and that Cablevision's consent to the March 28 letter agreement is required before we can proceed with the transactions contemplated by that agreement. Cablevision proposed that it be added as a party to the letter agreement under the same terms as were granted to Comcast and Cox under the letter agreement, or alternatively that we negotiate a termination of the relationship between us and Cablevision. We disagree with Cablevision's assertion that its consent is required for us to consummate the transactions contemplated by the March 28 letter agreement. The parties are also engaged in discussions concerning disputes as to their respective obligations and performance with respect to the distribution of the @Home service under the existing agreements. At this time, we do not know what the result of our negotiations with Cablevision regarding these matters will be, nor whether Excite@Home will continue to be a partner of Cablevision under our existing agreements once these negotiations are concluded.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 2, 2000                        AT HOME CORPORATION


                                           By: /s/ KENNETH A. GOLDMAN
                                               -----------------------------
                                               Kenneth A. Goldman
                                               Executive Vice President and
                                               Chief Financial Officer